Airspan Receives Notification Regarding Non-Compliance with
Nasdaq’s Minimum Bid Price Requirement

BOCA RATON, Fl., April 28, 2008 - Airspan Networks Inc. (Nasdaq: AIRN), a leading worldwide provider of WiMAX broadband wireless access networks, today announced that on April 25, 2008, it received a letter from The Nasdaq Stock Market advising that, for the previous 30 consecutive business days, the bid price of the Company's common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 4450(a)(5) (the "Rule"). This notification has no effect on the listing of the common stock at this time.

Nasdaq stated in its letter that in accordance with Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until October 22, 2008, to regain compliance. If, at any time before October 22, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide written notification that it has achieved compliance with the Rule.

If the Company does not regain compliance with the Rule by October 22, 2008, Nasdaq will provide written notification that its securities will be delisted. At that time, the Company may appeal to the Nasdaq’s determination to delist its securities to a Listing Qualifications Panel (the “Panel”). The Company may also apply to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c). If the Company’s application is approved, the Company will be afforded the remainder of this market’s second 180 calendar day compliance period in order to regain compliance while on the Nasdaq Capital Market.

The Company intends to monitor the bid price for its common stock and consider options available to the Company to achieve compliance with the continued listing standards of Nasdaq.

About Airspan Networks Inc.

Airspan is the industry’s leading WiMAX pure player, ranked #1 for IEEE802.16-2004 WiMAX revenue in 2007 and has now been selected for some of the world’s largest mobile WiMAX deployments. With direct sales offices throughout Asia, EMEA and the Americas, a worldwide network of resellers and agents, and partnership alliances with major OEMs, Airspan boasts over 100 commercial WiMAX deployments worldwide. www.airspan.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements.

For Airspan Investor Relations and Media Inquiries, contact:

David Brant
Senior Vice President & Chief Financial Officer
Airspan Networks Inc.
Tel: +1 561 893-8650
Fax: +1 561 893-8681
Email: dbrant@airspan.com

Charlotte Laurent-Ottomane
Investor Relations
Email: clottomane@airspan.com
Tel. +561 395 4581